UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K/A
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report : September 7, 2006
INSIGHT ENTERPRISES, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-25092 (Commission File Number)	86-0766246 (IRS Employer Identification No.)

1305 West Auto Drive, Tempe, Arizona (Address of principal executive offices)	85284 (Zip Code)
Registrant’s telephone number, including area code: (480) 902-1001
Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 9.01. Financial Statements and Exhibits.
SIGNATURES
EX-23.1
EX-99.1
EX-99.2
EX-99.3

INSIGHT ENTERPRISES, INC. AND SUBSIDIARIES
Explanatory Note
This amendment is being filed to amend and supplement Item 9.01 of the Current Report on Form 8-K filed by Insight Enterprises, Inc. on September 8, 2006, to include the historical financial statements of Software Spectrum, Inc. and subsidiaries (“Software Spectrum”), the business acquired, and the unaudited pro forma financial information required pursuant to Article 11 of Regulation S-X.
Item 9.01. Financial Statements and Exhibits.
(a)	Financial Statements of Business Acquired.
      The audited combined financial statements of Software Spectrum as of December 31, 2005 and 2004 and for each of the years in the three-year period ended December 31, 2005 are filed as Exhibit 99.1 to this amendment.
      The unaudited combined financial statements of Software Spectrum as of June 30, 2006 and for the six months ended June 30, 2006 and 2005, are filed as Exhibit 99.2 to this amendment.
(b)	Pro Forma Financial Information
      The unaudited pro forma combined financial statements as of June 30, 2006 and for the six months ended June 30, 2006 and the year ended December 31, 2005 are filed as Exhibit 99.3 to this amendment.
(d)	Exhibits

Exhibit No.	Description

10.1	Stock Purchase Agreement, dated as of July 20, 2006, by and among Insight Enterprises, Inc., Level 3 Communications, Inc. and Technology Spectrum Inc. (incorporated by reference to Exhibit 10.1 of our Current Report on Form 8-K filed on July 21, 2006, File No. 0-25092).

23.1	Consent of KPMG LLP, Independent Registered Public Accounting Firm.

99.1	Audited combined financial statements of Software Spectrum, Inc. as of December 31, 2005 and 2004 and for each of the years in the three-year period ended December 31, 2005.

99.2	Unaudited combined financial statements of Software Spectrum, Inc. as of June 30, 2006 and for the six months ended June 30, 2006 and 2005.

99.3	Unaudited pro forma combined financial statements as of June 30, 2006 and for the six months ended June 30, 2006 and the year ended December 31, 2005.

INSIGHT ENTERPRISES, INC. AND SUBSIDIARIES
SIGNATURES
      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Insight Enterprises, Inc.
Date: November 3, 2006	By:	/s/ Stanley Laybourne
Stanley Laybourne
Chief Financial Officer, Treasurer and Secretary